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                                                                      Exhibit 15

To the Shareholders and Board of Directors of Crawford & Company:

We are aware of the incorporation by reference in the previously filed Registration Statement File Nos. 33-47536, 33-36116, 333-02051, 333-24425,
333-24427, 333-43740, 333-87465, 333-87467, and 333-125557 of Crawford & Company
of our report dated August 8, 2006 relating to the unaudited condensed consolidated interim financial statements of Crawford & Company that are included in its Form 10-Q for the quarter ended June 30, 2006.

                                        /s/ Ernst & Young LLP

Atlanta, Georgia
August 8, 2006